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                                                                    Exhibit 6(H)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

FUND                                                        ANNUAL INVESTMENT MANAGEMENT FEE
----                                                        --------------------------------
                                                      (as a percentage of average daily net assets)
ING VP High Yield Bond Portfolio                      0.3375% of the first $250 million of assets
                                                      0.3150% of the next $250 million of assets
                                                      0.2925% of the next $250 million of assets
                                                      0.2700% of the next $250 million of assets
                                                      0.2475% of the assets in excess of $1 billion

ING VP Disciplined LargeCap Portfolio                 0.3375% of the first $250 million of assets
                                                      0.3150% of the next $250 million of assets
                                                      0.2925% of the next $250 million of assets
                                                      0.2700% of the next $250 million of assets
                                                      0.2475% of the assets in excess of $1 billion

ING VP SmallCap Opportunities Portfolio               0.3375% of the first $250 million of assets
                                                      0.3150% of the next $250 million of assets
                                                      0.2925% of the next $250 million of assets
                                                      0.2700% of the next $250 million of assets
                                                      0.2475% of the assets in excess of $1 billion

ING VP Convertible Portfolio                          0.3375%

ING VP Growth Opportunities Portfolio                 0.3375%

ING VP International Value Portfolio                  0.4500%

ING VP Large Company Value Portfolio                  0.3375%

ING VP MagnaCap Portfolio                             0.3375%

ING VP MidCap Opportunities Portfolio                 0.3375%

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
ING VP International Portfolio                        0.4500%